Exhibit 99

20 North Broadway Oklahoma City, Oklahoma 73102-8260	Telephone: (405) 235-3611 Fax: (405) 552-4667

NEWS RELEASE

Investor contact:	Zack Hager (405) 552-4526

Media contact:	Brian Engel (405) 228-7750

DEVON ENERGY REPORTS RECORD FIRST QUARTER NET EARNINGS AND PRODUCTION;
$2.00 EARNINGS PER SHARE

OKLAHOMA CITY — May 6, 2004 — Devon Energy Corporation (AMEX: DVN, TSX: NSX) today reported net earnings for the quarter ended March 31, 2004, of $494 million, or $2.06 per common share ($2.00 per diluted common share). This is a 13 percent increase over Devon’s first quarter 2003 net earnings of $436 million, or $2.76 per common share ($2.67 per diluted common share). Record oil and gas production and higher average natural gas price realizations drove the increase in net earnings.

Record Production Drives Sales

     Combined sales of oil, gas and natural gas liquids increased 47 percent from the quarter ended March 31, 2003, to $1.8 billion in the quarter ended March 31, 2004. Increased production was the major driver to this record first quarter sales performance.

     Total daily oil, gas and natural gas liquids production climbed 43 percent in the first quarter of 2004 to a record 703 thousand barrels of oil equivalent (Boe) per day. This compares to total production of 492 thousand Boe per day, in the first quarter of 2003. Devon’s April 2003 merger with Ocean Energy and the company’s successful exploration and development programs drove the production increase. Pro forma for the Ocean merger, first quarter 2004 production increased seven percent, or about 45 thousand barrels per day, from the first quarter of 2003.

     Devon’s average realized price for first quarter natural gas production increased four percent in 2004, to $5.05 per thousand cubic feet, up from $4.84 per thousand cubic feet in the first quarter of 2003. Devon’s average realized price for oil decreased one percent to $27.78 per barrel in 2004 compared with $28.09 per barrel in 2003. The company’s average realized price for natural gas liquids decreased six percent to $19.78 per barrel in 2004, compared with $21.15 per barrel in 2003.

International Oil Growth Leads Operating Achievements

•	Average net oil production of 19,000 barrels of oil per day from the Devon-operated Panyu project in the South China Sea pushed international production past 100,000 equivalent barrels per day in the first quarter of 2004. International production was 3,000 equivalent barrels per day in the first quarter of 2003 and 84,000 equivalent barrels per day in the fourth quarter of 2003.

•	The company’s successful Canadian winter drilling program concluded in the first quarter after drilling 323 wells with a 90 percent rate of success.

•	Deployment of the deepwater Gulf of Mexico Red Hawk cell spar is progressing toward first gas production in the third quarter. Devon’s share of Red Hawk production is expected to reach about 60 million cubic feet per day.

•	The first delineation well to Devon’s 2003 St. Malo deepwater Gulf of Mexico lower Tertiary discovery will commence drilling this month. The company is also finalizing plans to drill delineation wells to its Cascade and Sturgis deepwater Gulf of Mexico discoveries. The lower Tertiary Jack prospect exploratory well, on trend with Devon’s Cascade and St. Malo discoveries, is now drilling.

Record Cash Flow From Operations Reduces Debt

     Cash flow from operations increased 48 percent to $1.2 billion in the first quarter of 2004. This marks the highest level of cash flow of any quarter in Devon’s history.

     Cash on hand at March 31, 2004, totaled $1.5 billion. During the first quarter of 2004 Devon retired $211 million of debt. Additionally, in April 2004, following the close of the first quarter, Devon used cash on hand to repay $635 million of long-term debt.

     “Record first quarter production volumes and continuing oil and gas price strength combined to deliver another outstanding quarter for Devon,” said J. Larry Nichols, chairman and chief executive officer. “We doubled our common stock dividend in the first quarter and are now well on our way to repaying a billion dollars in debt this year. This is on top of funding an estimated $2.8 billion in 2004 capital expenditures.”

Marketing and Midstream Margins Improve

     Marketing and midstream operating margins increased nine percent to a record $85 million in the first quarter of 2004. This compares to marketing and midstream margins of $78 million in the first quarter of 2003. Marketing and midstream revenues decreased, driven primarily by lower third-party processed gas volumes and lower market prices for natural gas and natural gas liquids. This decrease in revenues was more than offset by lower marketing and midstream costs and expenses.

Costs and Expenses Track Expanded Operations

     Devon’s April 2003 merger with Ocean Energy significantly increased the size and scope of the company’s operations. This is reflected in higher overall costs and expenses.

     Lease operating and transportation expenses increased 50 percent to $310 million in the first quarter of 2004. On a unit of production basis, lease operating and transportation expenses increased four percent to $4.84 per Boe. The increase in lease operating and transportation costs per barrel is primarily attributable to the stronger Canadian dollar.

     Depreciation, depletion and amortization expense (DD&A) increased 93 percent in the first quarter of 2004, to $572 million. This increase was driven by higher oil and gas production and by a higher DD&A rate. Devon’s combined first quarter DD&A rate increased 34 percent in 2004, to $8.95 per Boe. The combined DD&A rate includes depreciation of Devon’s midstream and corporate assets in addition to depletion of its oil and gas properties.

     General and administrative expenses (G&A) increased 59 percent to $77 million in the first quarter of 2004. On a unit of production basis, G&A increased 10 percent to $1.21 per Boe from $1.10 per Boe in the first quarter of 2003. G&A per Boe increased by three cents due to the stronger Canadian dollar. Eighteen cents of the per Boe increase was due to a change in the value of investments of deferred compensation plans, which increases the obligation to the plan participants. This increase in the value of investments was substantially offset by a corresponding increase in other income.

     Income tax expense for the first quarter of 2004 totaled $282 million, or 36 percent of pre-tax income. Most of the increase in income taxes resulted from higher pre-tax earnings. Of the total, $79 million was deferred income tax expense, not requiring the current use of cash.

Items Excluded from Published Estimates

     Devon’s reported net earnings include items of income and expense that are excluded by certain securities analysts in their published estimates of the company’s financial results. Such items and their effects upon first quarter 2004 reported earnings were as follows:

•	Effects of changes in foreign currency exchange rates decreased first quarter 2004 earnings by $6 million pre-tax ($5 million after tax). This is primarily related to U.S. dollar denominated debt in Canada.

•	A change in fair value of financial instruments not associated with hedges increased first quarter 2004 earnings by $4 million pre-tax ($3 million after tax).

     In aggregate, these items decreased first quarter 2004 net earnings by $2 million, or one cent per diluted common share.

Conference Call to be Webcast Today

     Devon will discuss its first quarter 2004 financial and operating results in a conference call webcast today. The webcast will begin at 10 a.m. Central Time (11 a.m. Eastern Time). The webcast may be accessed from Devon’s internet home page at www.devonenergy.com.

     This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. Such statements are those concerning the strategic plans, expectations and objectives for future operations. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company. Statements regarding future production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, inflation or lack of availability of goods and services, environmental risks, drilling risks and regulatory changes. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.

     Devon Energy Corporation is an Oklahoma City-based independent energy company engaged in oil and gas exploration, production and property acquisitions. Devon is the largest U.S.-based independent oil and gas producer and is included in the S&P 500 Index. For more information about Devon, please visit our website at www.devonenergy.com.

PRODUCTION DATA
(net of royalties)

	Quarter Ended
	March 31,
	2004	2003
Total Period Production
Natural Gas (Bcf)
U.S. Onshore	118.8	97.6
U.S. Offshore	33.1	20.2

Total U.S.	151.9	117.8
Canada	67.3	63.0
International	3.0	—

Total Natural Gas	222.2	180.8

Oil (MMBbls)
U.S. Onshore	3.7	3.4
U.S. Offshore	5.0	2.0

Total U.S.	8.7	5.4
Canada	3.4	3.4
International	8.8	0.3

Total Oil	20.9	9.1

Natural Gas Liquids (MMBbls)
U.S. Onshore	4.4	3.5
U.S. Offshore	0.3	0.2

Total U.S.	4.7	3.7
Canada	1.2	1.3
International	0.1	—

Total Natural Gas Liquids	6.0	5.0

Oil Equivalent (MMBoe)
U.S. Onshore	27.9	23.3
U.S. Offshore	10.8	5.5

Total U.S.	38.7	28.8
Canada	15.9	15.2
International	9.4	0.3

Total Oil Equivalent	64.0	44.3

Average Daily Production
Natural Gas (MMcf)
U.S. Onshore	1,305.6	1,085.1
U.S. Offshore	363.3	224.4

Total U.S.	1,668.9	1,309.5
Canada	739.4	699.8
International	33.1	—

Total Natural Gas	2,441.4	2,009.3

Oil (MBbls)
U.S. Onshore	40.4	38.5
U.S. Offshore	54.9	21.9

Total U.S.	95.3	60.4
Canada	37.8	37.6
International	96.6	3.2

Total Oil	229.7	101.2

Natural Gas Liquids (MBbls)
U.S. Onshore	48.4	39.8
U.S. Offshore	3.4	1.9

Total U.S.	51.8	41.7
Canada	13.5	14.2
International	0.9	—

Total Natural Gas Liquids	66.2	55.9

Oil Equivalent (MBoe)
U.S. Onshore	306.4	259.2
U.S. Offshore	118.9	61.2

Total U.S.	425.3	320.4
Canada	174.5	168.5
International	103.0	3.2

Total Oil Equivalent	702.8	492.1

REALIZED PRICE DATA
(average realized prices in US$)

	Quarter Ended
	March 31,
	2004	2003
Realized Prices
Natural Gas ($/Mcf)
U.S. Onshore	$4.89	$4.83
U.S. Offshore	$6.02	$4.26
Total U.S.	$5.14	$4.73
Canada	$4.92	$5.04
International	$3.14	$—

Total Natural Gas	$5.05	$4.84

Oil ($/Bbl)
U.S. Onshore	$29.32	$29.87
U.S. Offshore	$30.41	$30.17
Total U.S.	$29.95	$29.98
Canada	$23.03	$24.87
International	$27.51	$30.13

Total Oil	$27.78	$28.09

Natural Gas Liquids ($/Bbl)
U.S. Onshore	$18.09	$19.30
U.S. Offshore	$21.84	$28.91
Total U.S.	$18.34	$19.74
Canada	$25.25	$25.29
International	$21.06	$—

Total Natural Gas Liquids	$19.78	$21.15

Oil Equivalent ($/Boe)
U.S. Onshore	$27.58	$27.61
U.S. Offshore	$33.08	$27.30
Total U.S.	$29.12	$27.55
Canada	$27.78	$28.61
International	$26.99	$30.13

Total Oil Equivalent	$28.47	$27.93

BENCHMARK PRICES
(average prices, in US$)

	Quarter Ended
	March 31,
	2004	2003
Benchmark Prices
Natural Gas ($/Mcf) — Henry Hub	$5.69	$6.58
Oil ($/Bbl) — West Texas Intermediate (Cushing)	$35.12	$33.87

PRICE DIFFERENTIALS, EXCLUDING EFFECTS OF HEDGES
(floating price differentials from benchmark prices in US$)

	Quarter Ended
	March 31,
	2004	2003
Price Differentials
Natural Gas ($/Mcf)
U.S. Onshore	$(0.80)	$(1.25)
U.S. Offshore	$0.34	$—
Total U.S.	$(0.55)	$(1.03)
Canada	$(0.62)	$(1.09)
International	$(2.55)	$—

Total Natural Gas	$(0.60)	$(1.05)

Oil ($/Bbl)
U.S. Onshore	$(2.07)	$(1.33)
U.S. Offshore	$(0.79)	$(1.84)
Total U.S.	$(1.33)	$(1.52)
Canada	$(6.65)	$(5.36)
International	$(5.36)	$(3.74)

Total Oil	$(3.90)	$(3.01)

CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Quarter Ended
	March 31,
	2004	2003
Revenues
Oil sales	$581	$256
Gas sales	1,121	874
Natural gas liquids sales	119	107
Marketing & midstream revenues	417	434

Total revenues	2,238	1,671

Operating Costs and Expenses
Lease operating expenses	257	165
Transportation costs	53	41
Production taxes	62	47
Marketing & midstream operating costs and expenses	332	356
Depreciation, depletion and amortization of property & equipment	572	296
Accretion of asset retirement obligation	11	7
General & administrative expenses	77	49

Total operating costs and expenses	1,364	961

Earnings from operations	874	710

Other Income (Expenses)
Interest expense	(118)	(130)
Effects of changes in foreign currency exchange rates	(6)	22
Change in fair value of financial instruments	4	10
Other income	22	8

Net other expense	(98)	(90)

Earnings from continuing operations before income taxes and cumulative effect of change in accounting principle	776	620

Income Tax Expense
Current	203	35
Deferred	79	165

Total income tax expense	282	200

Earnings from continuing operations before cumulative effect of change in accounting principle	494	420

Cumulative effect of change in accounting principle	—	16

Net earnings	494	436

Dividends on preferred stock	2	2

Net earnings applicable to common stockholders	$492	$434

Net earnings per weighted average common share outstanding
Basic	$2.06	$2.76
Diluted	$2.00	$2.67
Basic weighted average shares outstanding	239	157
Diluted weighted average shares outstanding	247	163

CONSOLIDATED BALANCE SHEETS
(In millions)

	March 31,	December 31,
	2004	2003
		(Audited)
Assets
Current assets
Cash and cash equivalents	$1,481	$1,273
Accounts receivable	1,063	946
Inventories	70	72
Fair value of financial instruments	18	13
Income taxes receivable	11	11
Investments and other current assets	42	49

Total current assets	2,685	2,364

Property and equipment, at cost	29,177	28,546
Less accumulated depreciation, depletion and amortization	10,727	10,212

Net property and equipment	18,450	18,334

Investment in ChevronTexaco Corporation common stock	623	613
Fair value of financial instruments	19	14
Goodwill	5,440	5,477
Other assets	360	360

Total Assets	$27,577	$27,162

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$1,149	$1,174
Income taxes payable	207	15
Current portion of long-term debt	763	338
Accrued interest payable	90	130
Deferred revenue	42	56
Merger related expenses payable	14	21
Fair value of financial instruments	284	153
Current portion of asset retirement obligation	38	42
Accrued expenses and other current liabilities	103	142

Total current liabilities	2,690	2,071

Other liabilities	350	349
Asset retirement obligation, long-term	633	629
Debentures exchangeable into shares of ChevronTexaco Corporation common stock	680	677
Other long-term debt	7,274	7,903
Preferred stock of subsidiary	—	55
Fair value of financial instruments	86	52
Deferred income taxes	4,334	4,370
Stockholders’ equity
Preferred stock	1	1
Common stock	24	24
Additional paid-in capital	9,174	9,066
Retained earnings	2,082	1,614
Accumulated other comprehensive income	409	569
Deferred compensation and other	(30)	(32)
Treasury stock, at cost	(130)	(186)

Stockholders’ Equity	11,530	11,056

Total Liabilities & Stockholders’ Equity	$27,577	$27,162

Common Shares Outstanding	240	236

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Quarter Ended
	March 31,
	2004	2003
Cash Flows From Operating Activities
Earnings from continuing operations	$494	$420
Depreciation, depletion and amortization of property and equipment	572	296
Accretion of asset retirement obligation	11	7
Accretion of discounts on long-term debt, net	4	8
Effects of changes in foreign currency exchange rates	6	(22)
Change in fair value of derivative instruments	(4)	(10)
Gain on sale of assets	(4)	—
Deferred income tax expense	79	165
Other	8	4
Changes in assets and liabilities
Accounts receivable	(117)	(254)
Inventories	2	(6)
Investments and other current assets	1	2
Accounts payable	102	228
Income taxes payable	194	65
Accrued interest and expenses	(98)	(69)
Deferred revenue	(14)	—
Long-term other liabilities	(13)	(7)

Net cash provided by operating activities	$1,223	$827

Cash Flows From Investing Activities
Proceeds from sales of property and equipment	$11	$26
Capital expenditures	(890)	(512)

Net cash used in investing activities	$(879)	$(486)

Cash Flows From Financing Activities
Proceeds from borrowings of long-term debt, net of issuance costs	$—	$50
Principal payments on long-term debt	(211)	(50)
Issuance of common stock, net of issuance costs	108	3
Dividends paid on common stock	(24)	(8)
Dividends paid on preferred stock	(2)	(2)

Net cash used in financing activities	$(129)	$(7)

Effect of exchange rate changes on cash	$(7)	$8
Net increase in cash and cash equivalents	208	342
Cash and cash equivalents at beginning of period	1,273	292

Cash and cash equivalents at end of period	$1,481	$634

EXPLORATION AND DEVELOPMENT WELLS DRILLED

	Quarter Ended
	March 31,
	2004	2003
Exploration Wells Drilled
U.S.	6	9
Canada	99	138
International	2	2

Total	107	149

Exploration Wells Success Rate
U.S.	17%	67%
Canada	90%	84%
International	50%	—%

Total	85%	82%

Development Wells Drilled
U.S.	277	182
Canada	224	157
International	15	11

Total	516	350

Development Wells Success Rate
U.S.	98%	100%
Canada	91%	95%
International	100%	100%

Total	95%	98%

Total Wells Drilled
U.S.	283	191
Canada	323	295
International	17	13

Total	623	499

Total Wells Success Rate
U.S.	96%	98%
Canada	90%	90%
International	94%	85%

Total	93%	93%

COMPANY OPERATED RIGS

	March 31,
Number of Company Operated Rigs Running	2004	2003
U.S.	47	31
Canada	13	9
International	2	—

Total	62	40

CAPITAL EXPENDITURES DATA
(In millions)

Quarter Ended
March 31, 2004
Capital Expenditures
U.S. Onshore	$212
U.S. Offshore	71

Total U.S.	283
Canada	346
International	35
Marketing & midstream	11
Capitalized general & administrative costs	42
Capitalized interest costs	17
Other	30

Total Company	$764